Exhibit 99.1
Edgio Reports First Quarter 2023 Results
Q1 2023 revenue of $101.9 million, 84% year over year growth

Applications bookings QTD in 3Q 2023 already ahead of 2Q 2023 levels and up more than 90% from 1Q 2023 bookings

On target to achieve $85-$90 million of run rate savings by YE23

Capital expenditure, net of payments from ISPs, was $3.6 million or 3.6% of revenue

Phoenix, Arizona, August 15, 2023 - Edgio, Inc. (Nasdaq: EGIO) (Edgio), the platform of choice to power unmatched speed, security and simplicity at the edge, today reported financial results for the first quarter ended March 31, 2023 along with the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2023. The company expects to file its Quarterly Report on Form 10-Q for the period ended June 30, 2023 (“Q2 2023 Form 10-Q”), in September 2023. Due to the delay in filing the Q2 2023 Form 10-Q, the company expects a notice from The NASDAQ Stock Market LLC (“Nasdaq”) stating that it is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”). The company expects to remedy this deficiency with the filing of the Q2 2023 Form 10-Q in September 2023.

“In the first quarter, we took substantial steps to accelerate progress in each of our product offerings. In Applications, we strengthened our security offering by adding DDoS scrubbing and enhanced WAAP capabilities, further establishing Edgio as a leading security company. In Media, we brought on streaming industry pioneer, Eric Black, as GM/ CTO to spearhead growth of our entire media portfolio,” said Bob Lyons, President and CEO of Edgio. "These enhanced products, new leadership, and improved execution are resulting in reduced churn, increased pipeline conversion, higher attach rates, and increased cross sell/upsell opportunities. This is reflected in our quarter-to-date Applications bookings, which are already ahead of second quarter levels. We expect this momentum to continue, and combined with our cost savings plans, we believe we have established a strong foundation for profitable growth in 2024."

Recent Business Highlights:
•Continued new product momentum with API Security solution in General Availability

•Recognized as a leader in Content Delivery Networks and Edge Computing by technology research firm Frost & Sullivan

•QTD Applications bookings already ahead of second quarter levels with new client wins and existing client expansion

•QTD Applications bookings are up 90% from total bookings in 1Q 2023

•On track to operationalize approximately $85-90 million of expected run rate cost savings, by end of 2023 and forecasted higher by end of 2024

Exhibit 99.1
First Quarter Financial highlights:
Revenue
•Revenue of $101.9 million, 84% year over year growth due to the inclusion of the Edgecast acquisition. Sequential decline of 6.3% was driven by seasonality and previously communicated churn.

Gross margin
•GAAP gross margin was 30.4%, compared to 30.4% year over year and 36.6% quarter over quarter.
•Non-GAAP gross margin was 31.2%, compared to 31.1% year over year and 38.1% quarter over quarter.
•Cash gross margin was 34.7%, compared to 41.7% year over year and 42.3% quarter over quarter.
Operating expenses
•GAAP operating expenses, including share-based compensation of $4.5 million, restructuring charges of $0.5 million to achieve cost synergies, restatement related expenses of $2.2 million, and acquisition and legal related expenses of $1.0 million, were 62.4% of revenue versus 78.9% in the fourth quarter of 2022.
•Non-GAAP operating expenses, excluding share-based compensation, restructuring charges, restatement related expenses, and acquisition and legal related expenses, were 54.3% of revenue versus 57.3% in the fourth quarter of 2022.
•Cash operating expenses, excluding share-based compensation, restructuring charges, restatement related expenses, and acquisition and legal related expenses, depreciation and amortization were 48.8% of revenue versus 51.6% in the fourth quarter of 2022. Sequential decline in cash operating expenses was primarily due to realization of cost savings.
Adjusted EBITDA
•Adjusted EBITDA for the quarter was a loss of $14.4 million, compared to a loss of $10.1 million in the fourth quarter of 2022 due to lower gross profit partially offset by realization of cost savings.
Capital Expenditure
•Capital expenditure, net of payments from ISPs, during the quarter was $3.6 million, or 3.6% of revenue.
•We expect to continue to be efficient with our capital expenditure as a result of stronger operational discipline, leveraging our excess capacity and due to higher revenue contribution from software solutions that have lower capital requirements.

Exhibit 99.1
Cash, Cash Equivalents, and Marketable Securities
•Cash, cash equivalents, and marketable securities were $48.2 million for the quarter, compared to $74.0 million for the fourth quarter of 2022.
•Cash flow used by operations during the quarter was $24.1 million.
2023 Guidance:

"With our new products and refined go-to-market, combined with the execution on our target run rate cost savings of approximately $85-90 million by year-end 2023, we remain optimistic about our profitable growth prospects in 2024,” said Stephen Cumming, CFO. “As we detailed last quarter, we expect to deliver mid to high single digit sequential decline in the second quarter of 2023 and then expect the normal increase due to seasonality in the fourth quarter. We expect cash gross margin to keep pace with revenue trends consistent with having a high fixed cost structure. We expect second quarter 2023 Adjusted EBITDA loss to be the bottom for the year with reduced losses in the third quarter and break even in the fourth quarter."

For 2023, our guidance is unchanged and we are currently expecting:
•Revenue between $392 million and $398 million.
•Adjusted EBITDA range of negative $37 million to negative $31 million, implying Adjusted EBITDA margin between negative 9.5% and negative 8%.
•Capital expenditure between $10 million and $13 million, implying 2.5% and 3.5% of revenue.

Exhibit 99.1
Financial Tables
Edgio, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,787	$55,275
Marketable securities	15,396	18,734
Accounts receivable, net	82,461	84,627
Income taxes receivable	373	105
Prepaid expenses and other current assets	36,987	36,374
Total current assets	168,004	195,115
Property and equipment, net	72,976	73,467
Operating lease right of use assets	5,053	5,290
Deferred income taxes	2,388	2,338
Goodwill	168,961	169,156
Intangible assets, net	86,348	91,661
Other assets	2,586	5,353
Total assets	$506,316	$542,380
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,312	$52,776
Deferred revenue	10,500	9,286
Operating lease liability obligations	4,483	4,557
Income taxes payable	3,286	3,133
Financing obligations	6,839	6,346
Other current liabilities	76,947	76,160
Total current liabilities	150,367	152,258
Convertible senior notes, net	122,849	122,631
Operating lease liability obligations, less current portion	8,066	9,181
Deferred income taxes	602	596
Deferred revenue, less current portion	2,333	2,949
Financing obligations, less current portion	12,738	13,784
Other long-term liabilities	721	1,658
Total liabilities	297,676	303,057
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 222,702 and 222,232 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	223	222
Common stock contingent consideration	16,300	16,300
Additional paid-in capital	811,571	807,507
Accumulated other comprehensive loss	(11,430)	(11,665)
Accumulated deficit	(608,024)	(573,041)

Exhibit 99.1

Total stockholders’ equity	208,640	239,323
Total liabilities and stockholders’ equity	$506,316	$542,380
Edgio, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Percent	March 31,	Percent
	2023	2022	Change	2022	Change
Revenue	$101,948	$108,841	(6)%	$55,339	84%
Cost of revenue:
Cost of services (1)	67,353	64,356	5%	32,673	106%
Depreciation — network	3,610	4,629	(22)%	5,848	(38)%
Total cost of revenue	70,963	68,985	3%	38,521	84%
Gross profit	30,985	39,856	(22)%	16,818	84%
Gross profit percentage	30.4%	36.6%		30.4%
Operating expenses:
General and administrative (1)	16,836	23,367	(28)%	15,833	6%
Sales and marketing (1)	19,622	15,894	23%	7,627	157%
Research and development (1)	21,016	29,441	(29)%	9,577	119%
Depreciation and amortization	5,607	6,258	(10)%	1,032	443%
Restructuring charges	500	10,894	(95)%	698	(28)%
Total operating expenses	63,581	85,854	(26)%	34,767	83%
Operating loss	(32,596)	(45,998)	NM	(17,949)	NM
Other income (expense):
Interest expense	(1,577)	(1,660)	NM	(1,431)	NM
Interest income	397	310	NM	27	NM
Other, net	(809)	(1,315)	NM	(713)	NM
Total other expense	(1,989)	(2,665)	NM	(2,117)	NM
Loss before income taxes	(34,585)	(48,663)	NM	(20,066)	NM
Income tax expense	398	(2,137)	NM	206	NM
Net loss	$(34,983)	$(46,526)	NM	$(20,272)	NM

Net loss per share:
Basic	$(0.16)	$(0.21)		$(0.15)
Diluted	$(0.16)	$(0.21)		$(0.15)

Weighted average shares used in per share calculation:
Basic	222,462	222,026		135,528
Diluted	222,462	222,026		135,528

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Edgio, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2023	2022	2022
Share-based compensation:
Cost of services	$679	$854	$408
General and administrative	1,416	2,190	2,103
Sales and marketing	617	552	1,181
Research and development	2,488	4,341	3,320
Total share-based compensation	$5,200	$7,937	$7,012

Acquisition and legal related charges:
Cost of services	$111	$709	$—
General and administrative	589	4,013	5,107
Sales and marketing	42	93	—
Research and development	410	1,370	—
Total share-based compensation	$1,152	$6,185	$5,107

Depreciation and amortization:
Network-related depreciation	$3,610	$4,629	$5,848
Other depreciation and amortization	294	181	246
Amortization of intangible assets	5,313	6,077	786
Total depreciation and amortization	$9,217	$10,887	$6,880

End of period statistics:
Approximate number of active clients	900	954	577

Number of employees and employee equivalents	893	980	556

Exhibit 99.1

Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net loss, EBITDA, and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that our management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net loss to be an important indicator of our overall business performance. We define Non-GAAP net loss to be U.S. GAAP net loss, adjusted to exclude share-based compensation, non-cash interest expense, restructuring charges, acquisition and legal related expenses, amortization of intangible assets, impairment of private company investment, and restatement related expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net loss, adjusted to exclude interest expense, interest and other (income) expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring charges, acquisition and legal related expenses, and restatement related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, and they also enable us to compare against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net loss, EBITDA, and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•These measures do not reflect changes in, or cash requirements for, our working capital needs;
•Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•These measures do not reflect income taxes or the cash requirements for any tax payments;

Exhibit 99.1
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA, and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•Other companies may calculate Non-GAAP net loss, EBITDA, and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP financial results and using Non-GAAP net loss, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net loss, EBITDA, and Adjusted EBITDA are calculated as follows for the periods presented in thousands.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.
Forward-looking non-GAAP financial measures are presented without reconciliations of such forward-looking non-GAAP measures because the GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments reflected in our reconciliation of historic non-GAAP financial measures, the amounts of which, based on historical experience, could be material.
Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited

	Three Months Ended
	March 31, 2023		December 31, 2022		March 31, 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(34,983)	$(0.16)	$(46,526)	$(0.21)	$(20,272)	$(0.15)
Share-based compensation	5,200	0.02	7,937	0.04	7,012	0.05
Non-cash interest expense	218	—	215	—	209	—
Restructuring and transition related charges	500	—	10,894	0.05	698	0.01
Acquisition and legal related expenses	1,152	0.01	6,185	0.03	5,107	0.04
Amortization of intangible assets	5,313	0.02	6,077	0.03	786	0.01
Restatement related expenses	2,175	0.01	—	—	—	—
Impairment of private company investment	—	—	1,275	0.01	—	—
Non-GAAP net loss	$(20,425)	$(0.09)	$(13,943)	$(0.06)	$(6,460)	$(0.05)

Weighted average shares used in per share calculation:		222,462		222,026		135,528

Exhibit 99.1

Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2023	2022	2022
U.S. GAAP net loss	$(34,983)	$(46,526)	$(20,272)
Depreciation and amortization	9,217	10,887	6,880
Interest expense	1,577	1,660	1,431
Interest and other (income) expense	412	1,005	686
Income tax expense	398	(2,137)	206
EBITDA	$(23,379)	$(35,111)	$(11,069)
Share-based compensation	5,200	7,937	7,012
Restructuring and transition related charges	500	10,894	698
Acquisition and legal related expenses	1,152	6,185	5,107
Restatement related expenses	2,175	—	—
Adjusted EBITDA	$(14,352)	$(10,095)	$1,748

Edgio, Inc.
Reconciliation of U.S. GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP gross profit	$30,985	$39,856	$16,818
Share-based compensation expense	679	854	408
Acquisition and legal related charges	111	709	—
Non-GAAP gross profit	$31,775	$41,419	$17,226
Non-GAAP gross margin	31.2%	38.1%	31.1%

GAAP general and administrative expense	$16,836	$23,367	$15,833
Share-based compensation expense	1,416	2,190	2,103
Acquisition and legal related charges	589	4,013	5,107
Restatement related expenses	2,175	—	—
Non-GAAP general and administrative expense	$12,656	$17,164	$8,623

GAAP sales and marketing expense	$19,622	$15,894	$7,627
Share-based compensation expense	617	552	1,181
Acquisition and legal related charges	42	93	—
Non-GAAP sales and marketing expense	$18,963	$15,249	$6,446

GAAP research and development expense	$21,016	$29,441	$9,577
Share-based compensation expense	2,488	4,341	3,320
Acquisition and legal related charges	410	1,370	—
Non-GAAP research and development expense	$18,118	$23,730	$6,257

GAAP depreciation and amortization	$5,607	$6,258	$1,032
Amortization of intangibles	(5,313)	(6,077)	(786)
Non-GAAP depreciation and amortization	$294	$181	$246

Exhibit 99.1

GAAP operating loss	$(32,596)	$(45,998)	$(17,949)
Share-based compensation expense	5,200	7,937	7,012
Amortization of intangibles	5,313	6,077	786
Restatement related expenses	2,175	—	—
Acquisition and legal related charges	1,152	6,185	5,107
Restructuring charges	500	10,894	698
Non-GAAP operating (loss) income	$(18,256)	$(14,905)	$(4,346)

GAAP pre-tax loss	$(34,585)	$(48,663)	$(20,066)
Share-based compensation expense	5,200	7,937	7,012
Amortization of intangibles	5,313	6,077	786
Acquisition and legal related charges	1,152	6,185	5,107
Restructuring charges	500	10,894	698
Non-cash interest expense	218	215	209
Restatement related expenses	2,175	—	—
Impairment of private company investment	—	1,275	—
Non-GAAP pre-tax (loss) income	$(20,027)	$(16,080)	$(6,254)

GAAP net loss	$(34,983)	$(46,526)	$(20,272)
Share-based compensation expense	5,200	7,937	7,012
Amortization of intangibles	5,313	6,077	786
Acquisition and legal related charges	1,152	6,185	5,107
Restructuring charges	500	10,894	698
Non-cash interest expense	218	215	209
Restatement related expenses	2,175	—	—
Impairment of private company investment	—	1,275	—
Non-GAAP net (loss) income	$(20,425)	$(13,943)	$(6,460)
Non-GAAP fully weighted-average basic shares	222,462	222,026	135,528
Non-GAAP fully weighted-average diluted shares	222,462	222,026	135,528
Non-GAAP net (loss) income per Non-GAAP basic share	$(0.09)	$(0.06)	$(0.05)
Non-GAAP net (loss) income per Non-GAAP diluted share	$(0.09)	$(0.06)	$(0.05)

Edgio, Inc.
Reconciliation of U.S. GAAP Gross Profit to U.S. Non-GAAP Gross Profit to Cash Gross Profit
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP gross profit	$30,985	$39,856	$16,818
Share-based compensation expense	679	854	408
Acquisition and legal related charges	111	709	—
Non-GAAP gross profit	31,775	41,419	17,226
Non-GAAP gross margin	31.2%	38.1%	31.1%

Depreciation	3,610	4,629	5,848
Cash gross profit	$35,385	$46,048	$23,074
Cash gross margin	34.7%	42.3%	41.7%

Exhibit 99.1
Conference Call
Management will host a conference call for investors when it files the Q2 2023 Form 10-Q for the period ended June 30, 2023, which is expected in September 2023. Access details will be provided at a later date.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, run-rate savings, churn reductions, and pipeline conversions, including the impacts of seasonality, our ability to drive long-term value creation for our shareholders, our ability to achieve Adjusted EBITDA profitability, reduce our fixed costs and our breakeven point, and align our cost structure with our revenue baseline, our ability to leverage excess capacity and exercise operational discipline, the integration of Edgecast and our future prospects, areas of investment, product launches, and the anticipated timing of filing our Quarterly Reports on Form 10-Q for the period ended June 30, 2023. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edg.io and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of August 15, 2023, and we undertake no duty to update this information in light of new information or future events, unless required by law.

About Edgio

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Its developer-friendly, globally scaled edge network, combined with fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Copyright (C) 2023 Edgio, Inc. All rights reserved. All product or service names are the property of their respective owners.
CONTACT:
Edgio, Inc.
Investor relations: Sameet Sinha, 602-850-4973
ir@edg.io